Exhibit 10.40

Amendment to
Employment Agreement

This Amendment is made effective as of November 16, 2009 by and between First Solar, Inc. a Delaware corporation having its principal office at 350 West Washington Street, Suite 600, Tempe, Arizona 85281 (hereinafter “Employer”) and Mary Elizabeth Gustafsson (hereinafter “Employee”)

WITNESSETH:

WHEREAS, Employer and Employee are party to an Employment Agreement dated as of February 20, 2009 (the “Employment Agreement”);

WHEREAS, the Compensation Committee of the Company’s Board of Directors reviewed the base salary of certain officers following which Employee’s base salary was increased effective March 22, 2009;

WHEREAS, Employer has promoted Employee to a new position effective December 1, 2009;

WHEREAS, the parties wish to memorialize these action by amending the Employment Agreement accordingly;

NOW, THEREFORE, in consideration of the foregoing premises, and the mutual covenants, terms and conditions set forth herein, and intending to be legally bound hereby, Employer and Employee hereby agree that the Employment Agreement is amended as provided herein.

1.
Section 1.2 of the Employment Agreement is amended, (i) in the first sentence, to replace the title “General Counsel” with the title “Executive Vice President, General Counsel and Secretary”, (ii) in the second sentence, to replace the title of Employee’s supervisor from “Executive Vice President” to “Chief Executive Officer”, and (iii) in the third sentence to replace the phrase “or the Employer’s Chief Executive Officer” with the phrase “or the Employer’s Board of Directors”.

2.	Section 2.1 of the Employment Agreement is amended to replace the stated Base Salary of “$325,000” with “$331,792”.

3.	Except as amended above, the Employment Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, Employer has caused this Agreement to be executed by one of its duly authorized officers and Employee has individually executed this Agreement, each intending to be legally bound, as of the date first above written.

EMPLOYER	EMPLOYEE
/s/ Robert J. Gillette Robert J. Gillette Chief Executive Officer	/s/ Mary Elizabeth Gustafsson Mary Elizabeth Gustafsson

Date: 2-15-10